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                                                                   Exhibit 10.50

                                 SOLEXA LIMITED
                            Chesterford Research Park
                               Little Chesterford
                                Nr Saffron Walden
                          Essex, Great Britain CB10 1XL

                               September 28, 2004

Lynx Therapeutics, Inc.
25861 Industrial Boulevard
Hayward, California  94945

Ladies and Gentlemen:

         We refer to the Loan Agreement dated as of August 12, 2004 (the "Loan Agreement") by and between Lynx Therapeutics, Inc., a Delaware corporation having its principal place of business at 25861 Industrial Boulevard, Hayward, California 94545 ("Borrower"), and Solexa Limited., a company registered in England and Wales, having its principal place of business at Chesterford Research Park, Little Chesterford, Nr Saffron Walden, Essex, Great Britain CB10 1XL ("Lender"). Concurrently with the execution of this letter agreement, Lender and Borrower are entering into an Acquisition Agreement of even date herewith (the "Acquisition Agreement") pursuant to which Borrower shall commence an offer to acquire all of Lender's issued shares of capital stock.

         Lender and Borrower now desire to set forth their agreement upon the interpretation of certain of the terms of the Loan Agreement shall they relate to the terms of the Acquisition Agreement. In furtherance thereof, Lender and Borrower agree as follows:

         1. The Acquisition Agreement shall be deemed to be the "Definitive Acquisition Agreement" as defined in Section 1.1 of the Loan Agreement.

         2. If the Acquisition Agreement shall be terminated prior to the consummation of the transactions contemplated thereby, and such termination shall have been:

                  (i) pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) of the Acquisition Agreement and such termination shall have been primarily due to the failure of the closing conditions set forth in paragraphs 2(c), 2(d) or 2(n) of Annex A of the Acquisition Agreement;

                  (ii) pursuant to Section 7.1(d) of the Acquisition Agreement;

                  (iii) pursuant to Section 7.1(f) of the Acquisition Agreement (with respect to those conditions set forth in paragraphs (c) and (d) of Section 2 of Annex A only);

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                  (iv) pursuant to Section 7.1(h) of the Acquisition Agreement
         (with respect to the condition set forth in paragraph (n) only; provided, however, that the event or circumstance set forth in paragraph (n) is not the direct result of the Company's failure to perform its obligations pursuant to the Loan Agreement or the Modified Agreements (as defined in the Acquisition Agreement)); or

                  (v) pursuant to Section 7.1(i) of the Acquisition Agreement;

then such termination shall be deemed to be a termination of the Acquisition Agreement having the consequences contemplated by Section 2.3(a) of the Loan Agreement.

         3. If the Acquisition Agreement shall be terminated prior to the consummation of the transactions contemplated thereby, and such termination shall have been:

                  (i) pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) of the Acquisition Agreement and such termination shall have been primarily due to the failure of the closing conditions set forth in paragraphs 1(b) or 1(c) of Annex A of the Acquisition Agreement;

                  (ii) pursuant to Section 7.1(c) of the Acquisition Agreement;

                  (iii) pursuant to Section 7.1(e) of the Acquisition Agreement; or

                  (iv) pursuant to Section 7.1(j) of the Acquisition Agreement;

then such termination shall be deemed to be a termination of the Acquisition Agreement having the consequences contemplated by Section 2.3(b) of the Loan Agreement.

         4. If the Acquisition Agreement shall be terminated prior to the consummation of the transactions contemplated thereby for any reason not contemplated by either paragraph 2 or paragraph 3 above, then such termination shall be deemed to be a termination of the Acquisition Agreement having the consequences contemplated by Section 2.3(c) of the Loan Agreement.

         5. The foregoing agreements as to the interpretation of the Loan Agreement are for clarification purposes only and shall not be deemed to amend or otherwise modify the terms of the Loan Agreement in any manner.

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         If the foregoing is consistent with your interpretation and understanding of the terms of the Loan Agreement, please execute this letter agreement in the space provided below.

                                          Very truly yours,

                                          SOLEXA LIMITED


                                          By /s/ John West
                                             -------------------------------
                                          Name:  John West
                                          Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

LYNX THERAPEUTICS, INC.


By /s/ Kevin P. Corcoran
   -----------------------------
Name:  Kevin P. Corcoran
Title:  Chief Executive Officer

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